AYP CAPITAL, INC.
      BALANCE SHEET
      September 30, 1995

      ASSETS

         CURRENT ASSETS:
           CASH                                           16,763.77

                TOTAL CURRENT ASSETS                      16,763.77


         PROPERTY, PLANT, & EQUIPMENT:
           AT ORIGINAL COST                               17,232.25
           ACCUMULATED DEPRECIATION                            0.00

                TOTAL PROPERTY, PLANT, & EQUIPMENT        17,232.25


         INVESTMENTS & OTHER ASSETS:
           INVESTMENT                                    196,688.70

                TOTAL INVESTMENTS & OTHER ASSETS         196,688.70

                TOTAL ASSETS                             230,684.72



      LIABILITIES AND CAPITALIZATION

         CURRENT LIABILITIES:
           ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES      119,255.81
           OTHER ACCOUNTS PAYABLE                          3,381.36

                TOTAL CURRENT LIABILITIES                122,637.17


                TOTAL LIABILITIES                        122,637.17


         CAPITALIZATION:
           COMMON STOCK, $10 PAR, 1,000 SHARES AUTHORIZED,
                100 SHARES OUTSTANDING                     1,000.00
           OTHER PAID-IN CAPITAL                         611,600.40
           RETAINED EARNINGS                            (504,552.85)

                TOTAL CAPITALIZATION                     108,047.55


               TOTAL LIABILITIES AND CAPITALIZATION      230,684.72

                                                           PREPARED
                                                          27-Nov-95

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    AYP CAPITAL, INC.
    STATEMENT OF INCOME
    FOR QUARTER ENDED SEPTEMBER 30, 1995


         REVENUES:
                  SERVICES RENDERED                                 0.00
                  MISCELLANEOUS INCOME                              0.00

                       TOTAL REVENUES                               0.00

         EXPENSES:
                  ADMINISTRATIVE & GENERAL                    215,906.24
                  OTHER INCOME AND DEDUCTIONS                      20.65

                       TOTAL EXPENSES                         215,926.89

                      NET INCOME(LOSS)                       (215,926.89)


                                                               PREPARED
                                                               27-Nov-95